Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 8, 2022, with respect to the consolidated financial statements of indie Semiconductor, Inc., incorporated herein by reference.

/s/ KPMG LLP

 Irvine, California

 November 14, 2022